                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                 ALEXANDRIA REAL ESTATE EQUITIES, INC.
------------------------------------------------------------
      (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of filing fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
                          135 NORTH LOS ROBLES AVENUE
                                   SUITE 250
                           PASADENA, CALIFORNIA 91101

Dear Stockholder:

    On behalf of our Board of Directors, I cordially invite you to attend Alexandria's 2000 Annual Meeting of Stockholders to be held on Friday, April 28, 2000, at the Doubletree Hotel, Fountain Ballroom, 191 North Los Robles Avenue, Pasadena, California, 91101, at 11:00 a.m. local time.

    The attached Proxy Statement describes in detail the matters expected to be acted upon at the meeting, including electing seven directors, all of whom are present directors of the Company, ratifying the selection of Ernst & Young LLP as the Company's independent public accountants, and considering an amendment to the Company's 1997 Stock Award and Incentive Plan. We will also report on the Company's progress and respond to questions you may have about the Company's business.

    We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU PREVIOUSLY HAVE MAILED YOUR PROXY CARD. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          Sincerely,

                                          [SIGNATURE]

                                          Jerry M. Sudarsky
                                          CHAIRMAN OF THE BOARD

Pasadena, California
March 29, 2000

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
                          135 NORTH LOS ROBLES AVENUE,
                                   SUITE 250
                           PASADENA, CALIFORNIA 91101
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 2000
                             ---------------------

To the Stockholders of Alexandria Real Estate Equities, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), will be held on Friday, April 28, 2000, at 11:00 a.m. local time, at the Doubletree Hotel, Fountain Ballroom, 191 North Los Robles Avenue, Pasadena, California, 91101, for the following purposes:

    1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

    2. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

    3. To consider and vote to approve an amendment to the Company's 1997 Stock Award and Incentive Plan, as amended, to (i) increase the percentage of the number of shares (subject to the current maximum limitation on the number of shares) reserved for issuance thereunder, and (ii) qualify such plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended.

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors of the Company has fixed the close of business on March 14, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the record date will be admitted to the Annual Meeting upon presentation of identification. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Laurie A. Allen
                                          SECRETARY

Pasadena, California
March 29, 2000

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
                          135 NORTH LOS ROBLES AVENUE
                                   SUITE 250
                           PASADENA, CALIFORNIA 91101
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                 APRIL 28, 2000
                             ---------------------

GENERAL

    This Proxy Statement is furnished to stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders of the Company to be held on Friday, April 28, 2000, at 11:00 a.m. local time, at the Doubletree Hotel, Fountain Ballroom, 191 North Los Robles Avenue, Pasadena, California, 91101, and any and all adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are being first mailed to stockholders on or about
March 29, 2000.

    The stockholders of the Company will consider and vote upon the following proposals: (i) the election of seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; (ii) the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; (iii) an amendment to the Company's 1997 Stock Award and Incentive Plan (the "1997 Incentive Plan"); and (iv) such other matters as may properly come before the meeting and any and all adjournments or postponements thereof, including matters proposed by stockholders. The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement.

SOLICITATION

    This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. In addition, the Company has engaged Corporate Investor Communications, Inc., a firm specializing in proxy solicitation, to solicit proxies and to assist in the distribution and collection of proxy material for an estimated fee of approximately $10,000. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock").

VOTING PROCEDURES

    Only the holders of record of the Common Stock as of the close of business on March 14, 2000 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. At the close of business on the Record Date, there were 13,788,422 shares of Common Stock issued and outstanding.

    The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. A "broker non-vote" results on a matter when a broker or other record holder in "street" or nominee name returns a duly executed proxy but does not vote on such matter solely because such record holder does not have discretionary authority to vote on such matter and has not received voting instructions from the beneficial holder. Under the rules of The New York Stock Exchange, Inc. (the "NYSE"), however, such record holders have discretionary authority to vote on routine matters, regardless of whether they have received voting instructions. Accordingly, no broker non-votes occur when voting on routine matters.

    Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted "FOR" the election of each nominee for director, "FOR" the ratification of the selection of Ernst & Young LLP to serve as independent public accountants of the Company, and "FOR" the amendment to the 1997 Incentive Plan. If any other matters properly come before the Annual Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in such person's discretion. To be voted, proxies must be filed with the Secretary of the Company prior to voting.

    Under the Maryland General Corporation Law, holders of shares of the Common Stock will not be entitled to appraisal rights with respect to such shares in connection with any of the proposals.

REVOCATION OF PROXIES

    Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated proxy with the Secretary of the Company, or by voting in person at the Annual Meeting.

                   PROPOSAL NUMBER ONE--ELECTION OF DIRECTORS

    Pursuant to the Company's Amended and Restated Bylaws (the "Bylaws"), all of the directors are elected at each annual meeting of stockholders. The Bylaws currently authorize a Board of Directors consisting of not less than the minimum number of members required by the Maryland General Corporation Law (which for the Company is three), nor more than fifteen members. The Bylaws also authorize the Board of Directors to establish, increase or decrease the number of directors, and the number has been so fixed at seven directors. Each director will hold office until the next annual meeting of stockholders and until such director's successor is duly elected and qualifies.

    Stockholders may withhold authority from the proxyholders to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any one or more individual nominees. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in any such nominee receiving fewer votes. Each person nominated for election has agreed to serve if elected. If any nominee should become unavailable for election, an event the Company does not anticipate, such shares will be voted for the election of such substitute nominee as management may propose.

    The following seven persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Messrs. Jerry M. Sudarsky, Joel
S. Marcus, James H. Richardson, David M. Petrone, Anthony M. Solomon, Richard B. Jennings and Alan G. Walton. All of the nominees are incumbent directors.

CERTAIN INFORMATION REGARDING NOMINEES

    See "Board of Directors, Executive Officers and Senior Management" for the experience and background of each of the nominees.

VOTE REQUIRED

    The affirmative vote of a plurality of all of the votes cast at the Annual Meeting is required for the election of a director. For purposes of the election of directors, abstentions will have no effect on the outcome of the vote. The election of directors is a routine matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

          BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

    The following table sets forth certain information concerning the directors, executive officers and senior management of the Company as of the Record Date:

NAME                                  AGE                   POSITION
----                                --------   ----------------------------------
Jerry M. Sudarsky.................     81      Chairman of the Board
Joel S. Marcus....................     52      Chief Executive Officer and
                                               Director
James H. Richardson...............     40      President and Director
Peter J. Nelson...................     42      Chief Financial Officer, Senior
                                               Vice President and Treasurer
Laurie A. Allen...................     39      Senior Vice President and
                                               Secretary
Vincent R. Ciruzzi................     37      Vice President
Thomas J. Andrews.................     39      Vice President
Lynn A. Shapiro...................     31      General Counsel and Assistant
                                                 Secretary
Richard B. Jennings...............     56      Director
David M. Petrone..................     55      Director
Anthony M. Solomon................     80      Director
Alan G. Walton....................     63      Director

    JERRY M. SUDARSKY has served as the Company's Chairman of the Board of Directors since its inception and previously served as the Company's Chief Executive Officer from inception until March 1997. Mr. Sudarsky served as Vice Chairman of Jacobs Engineering Group, Inc., an engineering and construction firm, from 1986 to 1994. Mr. Sudarsky has had extensive experience in the design, engineering, construction and operation of commercial properties. In 1967, Mr. Sudarsky founded and became Chairman of Israel Chemicals, where he served until 1972, and in 1946, he founded Bioferm Corp., a pioneer in the production of Vitamin B12 and the first commercial bio-insecticide products, where he served until 1965.

    JOEL S. MARCUS has served as Chief Executive Officer of the Company since March 1997 and has served as a director since inception. Mr. Marcus previously served as Vice Chairman of the Board and Chief Operating Officer of the Company from inception until his appointment as Chief Executive Officer in March 1997, and he served as Secretary from inception until April 1997. Mr. Marcus was a partner in the law firm of Brobeck, Phleger & Harrison, LLP, and a predecessor firm, from 1986 to 1994, specializing in corporate finance and capital markets, venture capital and mergers/acquisitions. From 1984 to 1994, he also served as General Counsel and Secretary of Kirin-Amgen, Inc., a joint venture that financed the development of two significant genetically engineered pharmaceutical products. Mr. Marcus was formerly a practicing certified public accountant specializing in the financing and taxation of real estate. He received his undergraduate and Juris Doctor degrees from the University of California at Los Angeles and is a member of the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Marcus received the Ernst & Young 1999 Entrepreneur of the Year Award (Los Angeles--Real Estate).

    JAMES H. RICHARDSON has served as President of the Company since August 1998 and as a director since March 1999. Mr. Richardson previously served as Executive Vice President of the Company from January 1998 until August 1998 and as Senior Vice President of the Company from August 1997 to December 1997. Prior to joining the Company, Mr. Richardson held management and brokerage positions at CB Richard Ellis, Inc. ("CB Richard Ellis"), a full-service provider of commercial real estate services, for nearly 15 years. Most recently, from March 1996 until August 1997, Mr. Richardson served as Senior Vice President, Area Manager, for the San Francisco peninsula and San Jose offices of CB Richard Ellis, and from December 1982 until March 1996, he was a top producing professional within the brokerage operations group. During his tenure at CB Richard Ellis, Mr. Richardson was instrumental in the creation and development of the biosciences and corporate services practice groups. Mr. Richardson received his Bachelor of Arts degree in Economics from Claremont McKenna College.

    PETER J. NELSON has served as Chief Financial Officer and Treasurer of the Company since April 1997 and as Senior Vice President of the Company since May 1998. Mr. Nelson served as Secretary of the Company from April 1997 to January 2000. Prior to joining the Company, from 1995 to 1997, Mr. Nelson served as Chief Financial Officer of Lennar Partners, Inc., a diversified real estate company, where he was responsible for the financial management of the firm's real estate portfolio. From 1990 to 1995, Mr. Nelson was Chief Financial Officer of Westrec Properties, Inc., a national owner and operator of boat marinas and resort properties. Mr. Nelson also served as Vice President, Corporate Financial Planning at Public Storage, Inc. from 1986 to 1990, and as an Audit Manager at Ernst & Young LLP from 1979 to 1986. Mr. Nelson is a certified public accountant and a member of the American Institute of CPAs and the California Society of CPAs, where he has served on the Real Estate Committee. Mr. Nelson received his Bachelor of Science degree from California State University.

    LAURIE A. ALLEN has served as a Senior Vice President of the Company since January 2000 and as Secretary of the Company since February 2000. Prior to joining the Company, from January 1999 to December 1999, Ms. Allen was Senior Vice President, Corporate Development, General Counsel and Secretary of ARIAD Pharmaceuticals, Inc., a public biotechnology company in Cambridge, Massachusetts with businesses in gene and cell therapy, small-molecule drug discovery and functional genomics. Ms. Allen was a corporate and securities partner (as of January 1996) with the law firm of Brobeck, Phleger & Harrison, LLP from March 1991 to December 1998 and a corporate and tax associate with the law firm of Pettit & Martin from September 1989 to February 1991. Ms. Allen holds an LL.M. in Taxation from New York University School of Law, a Juris Doctor degree from Emory University School of Law and a Bachelor of Arts degree in History from the University of California at Los Angeles. She is a member of the State Bar of California and the American Bar Association.

    VINCENT R. CIRUZZI has served as a Vice President of the Company since September 1996. In 1993, Mr. Ciruzzi founded a real estate consulting business, which provided consulting services to the Company from September 1995 until his appointment as Vice President of the Company. From 1986 to 1993, Mr. Ciruzzi served as Project Manager for Home Capital Development Group, a real estate development company, where he specialized in project management of master planned communities as well as real estate development. Mr. Ciruzzi received his Bachelor of Science degree in Finance and Real Estate from the University of Southern California.

    THOMAS J. ANDREWS has served as a Vice President of the Company since June 1999. Prior to joining the Company, from May 1988 to June 1999, Mr. Andrews served as Assistant Director for Worcester Business Development Corporation, a regional economic development organization, and as Executive Director of the Massachusetts Biotechnology Research Park, a multi-tenant project in Worcester, Massachusetts. Mr. Andrews received his Bachelor of Science degree in Hotel Administration from Cornell University and his Masters degree in Real Estate Development from the Massachusetts Institute of Technology.

    LYNN A. SHAPIRO has served as General Counsel and Assistant Secretary of the Company since May 1998. Prior to joining the Company, from 1996 to 1998, Ms. Shapiro was a real estate attorney with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP where she was primarily responsible for the Company's real-estate related legal work. Ms. Shapiro practiced real estate law with the law firm of Mayer Brown & Platt from 1995 to 1996 and with the law firm of Stroock & Stroock & Lavan from 1994 to 1995. Ms. Shapiro holds a Juris Doctor degree and a Bachelor of Science degree in Business Administration from the University of Southern California. She is a member of the State Bar of California and the American Bar Association.

    RICHARD B. JENNINGS has served as a director of the Company since May 1998. Mr. Jennings currently serves as President of Realty Capital International Inc., a real estate investment banking firm, which he founded in 1991, and as President of Jennings Securities Corporation, a National Association of Securities Dealers, Inc. ("NASD") member securities firm, which he founded in 1995. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989,
Mr. Jennings served as Managing Director, Real Estate Finance at Drexel Burnham Lambert. From 1969 to 1986, Mr. Jennings oversaw the REIT investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co.,
Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as an outside Director of MBO Properties, Inc. He is a licensed NASD Principal and a New York Real Estate Broker. Mr. Jennings has a Bachelor of Arts degree in Economics, Phi Beta Kappa and Magna Cum Laude, from Yale University, and a Master of Business Administration degree from Harvard Business School.

    DAVID M. PETRONE has served as a director of the Company since its inception. Mr. Petrone has been Chairman of the Board of Housing Capital Corporation, a real estate finance company, since 1994. From 1986 until 1992, Mr. Petrone was Vice Chairman of the Board of Wells Fargo and Company.
Mr. Petrone also served as Chief Executive Officer and President of Wells Fargo Realty Advisors from 1978 to 1981 and of Wells Fargo Mortgage and Equity Trust, a publicly-held REIT, from 1981 to 1988. Mr. Petrone has served as a director of Jacobs Engineering Group, Inc. since 1986 and of Spieker Properties, a publicly-held REIT, since 1993. He received his Bachelor of Science and Master of Business Administration degrees from the University of Oregon.

    ANTHONY M. SOLOMON has served as a director of the Company since October 1994. Mr. Solomon is an economist and banker and has served as Chairman of The Blackstone Alternate Asset Management Advisory Board since 1994. Mr. Solomon also has served as Chairman of The Europe Fund, a closed end fund investing in Europe, since 1990 and of The United Kingdom Fund, a closed end fund investing in the United Kingdom, since 1987. Mr. Solomon has served as an economic advisor to the Banca Comerciale Italiana since 1985. Mr. Solomon was a director of S.G. Warburg p.l.c. London from 1985 until 1991 and Chairman of S.G. Warburg USA from 1985 until 1989. Mr. Solomon also served as President and Chief Executive Officer of the Federal Reserve Bank of New York from 1980 to 1985 and was Under Secretary of the Treasury from 1977 to 1980. Mr. Solomon received his Bachelor of Arts degree in Economics from the University of Chicago and his Masters degree in Economics and Public Administration from Harvard University.

    ALAN G. WALTON has served as a director of the Company since September 1998. Dr. Walton has served as a General Partner of Oxford Bioscience Partners, an investment fund concentrating on investments in the medical, medical services and biotechnology fields, since 1987. From 1981 to 1987, Dr. Walton was President and Chief Executive Officer of University Genetics Co., a public biotechnology company involved in technology transfer and seed investments in university-related projects. Dr. Walton has served as Chairman of the Board of Gene Logic, Inc. since 1994 and as a director of Collaborative Clinical Research Inc. since 1994. Dr. Walton received his Doctor of Philosophy degree in Chemistry and his Doctor of Science degree in Biological Chemistry from Nottingham University in England.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held four regular meetings and six special meetings during the fiscal year ended December 31, 1999 (the "1999 Fiscal Year"). During the 1999 Fiscal Year, each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Board committees of which he was a member during the period for which he was a director. The Company has standing Audit and Compensation Committees. The Company does not have a standing Nominating Committee.

    AUDIT COMMITTEE. Messrs. Joseph Elmaleh (until his resignation from the Board of Directors on March 14, 2000), Viren Mehta and Petrone (all non-employee directors) previously served on the Audit Committee of the Board of Directors. Immediately following the Annual Meeting, the Audit Committee will be comprised of Messrs. Sudarsky, Jennings and Petrone. The Audit Committee held two meetings during the 1999 Fiscal Year. Among other things, the Audit Committee recommends the accounting firm to be appointed as independent public accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent public accountants, reviews with management and the independent public accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent public accountants.

    COMPENSATION COMMITTEE. The Compensation Committee, which currently consists of Messrs.
Jennings, Solomon and Walton (all non-employee directors), held two meetings during the 1999 Fiscal Year and took certain actions by unanimous written consent. The Compensation Committee has authority to, among other things, renew and approve salary arrangements, including annual incentive awards, for directors, certain officers and certain other employees of the Company, adopt and amend employment agreements for officers and other employees of the Company, and administer the Company's option and other incentive plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the 1999 Fiscal Year, Messrs. Jennings, Solomon and Walton served on the Compensation Committee. No member of the Compensation Committee has served as an officer of the Company or any of its subsidiaries.

COMPENSATION OF THE BOARD OF DIRECTORS

    The Company currently pays each of its non-employee directors annual compensation of $15,000 for their services to the Company. In addition, each non-employee director receives fees of $1,000 for each meeting of the Board of Directors or committee thereof attended in person and $500 for attendance at each telephonic meeting of the Board of Directors or committee thereof, and is reimbursed for reasonable expenses incurred to attend director and committee meetings. The Company established a Special Committee to review the March 1999 transaction with Health Science Properties Holding Corporation ("Holdings"). See "Certain Relationships and Related Transactions." The Special Committee was comprised of Messrs. Jennings, Solomon and Petrone, each of whom received $15,000 for their services on the Special Committee. Non-employee directors also are eligible to receive options to purchase Common Stock and/or awards of restricted stock under the 1997 Incentive Plan as compensation for their services as directors. During the 1999 Fiscal Year, each non-employee director (other than Mr. Sudarsky) received a grant of restricted stock covering 2,000 shares under the 1997 Incentive Plan. Mr. Sudarsky received a grant of restricted stock covering 4,000 shares. The per share fair market value on the date of grant of the shares of common stock subject to the restricted stock awards was $26.5625. These restricted stock awards vested in full as of July 1, 1999. Officers of the Company who are also directors are not paid any fees for their services as directors.

EXECUTIVE COMPENSATION

    The following table sets forth, in summary form, the compensation paid by the Company to the individual who served as its Chief Executive Officer, the four other most highly compensated executive officers of the Company and the General Counsel (the "Named Executive Officers") for services rendered to the Company in all capacities for the 1999 Fiscal Year.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                      LONG TERM COMPENSATION AWARDS
                              -----------------------------------------------   ----------------------------------------
                                                                 OTHER ANNUAL    RESTRICTED    SECURITIES    ALL OTHER
                                                                 COMPENSATION      STOCK       UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITIONS    YEAR     SALARY($)   BONUS($)       (1)($)      AWARDS(2)($)   OPTIONS(#)      (3)($)
----------------------------  --------   ---------   ---------   ------------   ------------   ----------   ------------
Joel S. Marcus............      1999       350,000          --        7,453              --          --        23,080
  Chief Executive Officer       1998       275,000     400,000        7,910       1,065,313          --        12,510
                                1997       235,000     417,500(4)  1,088,659             --     169,140         6,750

James H. Richardson.......      1999       275,000          --        2,601              --          --        20,650
  President                     1998       225,000     300,000          245         791,375          --         2,869
                                1997        71,346(5)    60,000(6)         --            --      80,000            --

Peter J. Nelson...........      1999       225,000          --          739              --          --        21,800
  Chief Financial Officer,      1998       175,000     200,000          211         608,750          --        12,900
  Senior Vice President,        1997       121,846(5)    55,000      61,940              --      60,000            --
  and Treasurer

Vincent R. Ciruzzi........      1999       140,000          --        1,203              --          --        20,000
  Vice President                1998       105,000      60,000           --         106,531          --         8,000
                                1997        72,000      40,000       83,320              --      45,000         1,108

Lynn A. Shapiro...........      1999       175,000          --           --              --          --        18,952
  General Counsel and           1998       100,308(5)    52,000(7)         --            --      50,000         4,326
  Assistant Secretary

Steven A. Stone...........      1999       143,827(8)        --       1,250              --          --        13,756
  Corporate Vice                1998       135,000      13,500        1,481              --          --        10,538
  President                     1997       105,000      50,000      279,199              --      64,212         4,750

--------------------------

(1) Other Annual Compensation in 1997 includes grants of Common Stock, valued at $20 per share, effective June 2, 1997, in connection with the Company's initial public offering. Mr. Marcus was granted 54,160 shares, Mr. Nelson 3,097 shares, Mr. Ciruzzi 4,166 shares and Mr. Stone 13,887 shares.

(2) In 1999, Mr. Marcus, Mr. Richardson, Mr. Nelson and Mr. Ciruzzi received awards of restricted stock for services rendered in 1998. The restricted stock agreements describe a "restricted period" through January 1, 2001 (July 1, 2000 in the case of Mr. Ciruzzi) during which the shares may not be sold or transferred, and also during which the shares are subject to forfeiture in the event the grantee's employment with the Company is terminated by the Company for "Cause" (as defined), or is terminated by the grantee for any reason.

(3) All Other Compensation includes the following contributions made by the Company to employee accounts under the Company's 401(k) plan in 1997, 1998 and 1999, respectively: on behalf of Mr. Marcus, $4,750, $10,000 and $20,000; Mr. Richardson, none, $2,219 and $20,000; Mr. Nelson none, $10,000 and $20,000; Mr. Ciruzzi, $1,108, $8,000 and $20,000; Ms. Shapiro, none,
    $4,326 and $18,952; and Mr. Stone, $4,750, $9,508 and $12,586. In addition,
    All Other Compensation also includes the following term life insurance premiums paid by the Company during 1997, 1998 and 1999, respectively: on behalf of Mr. Marcus, $2,000, $2,510 and $3,080; Mr. Richardson, none, $650 and $650; Mr. Nelson, none, $2,900 and $1,800; and Mr. Stone, none, $1,030 and $1,170.

(4) $352,500 was paid in consideration for past services and for amending Mr. Marcus' employment agreement with the Company.

(5) Mr. Richardson joined the Company in August 1997, Mr. Nelson in April 1997, and Ms. Shapiro in May 1998.

(6) $25,000 of this amount was paid upon commencement of his employment in accordance with his employment agreement with the Company.

(7) $20,000 of this amount was paid upon commencement of her employment.

(8) Mr. Stone terminated employment with the Company in October 1999. Salary paid during 1999 includes accrued vacation benefits paid upon Mr. Stone's termination.

    The following tables set forth certain information regarding stock options granted to the Named Executive Officers during the 1999 Fiscal Year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL
                                                                                                    REALIZABLE
                                                                                                     VALUE AT
                                                                                                      ASSUMED
                                                                                                  ANNUAL RATES OF
                                                   INDIVIDUAL GRANTS                                STOCK PRICE
                           ------------------------------------------------------------------      APPRECIATION
                                 NUMBER OF           % OF TOTAL                                     FOR OPTION
                                SECURITIES         OPTIONS GRANTED                                     TERM
                                UNDERLYING         TO EMPLOYEES IN    EXERCISE     EXPIRATION   -------------------
NAME                       OPTIONS GRANTED(#)(1)   FISCAL YEAR(%)    PRICE($/SH)      DATE       5%($)      10%($)
----                       ---------------------   ---------------   -----------   ----------   --------   --------
Joel S. Marcus...........        --                   --               --            --          --         --
James H. Richardson......        --                   --               --            --          --         --
Peter J. Nelson..........        --                   --               --            --          --         --
Vincent R. Ciruzzi.......        --                   --               --            --          --         --
Lynn A. Shapiro..........        --                   --               --            --          --         --
Steven A. Stone..........        --                   --               --            --          --         --

------------------------

(1) No stock options or SARs were granted in the 1999 Fiscal Year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                  VALUE         OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                               SHARES ACQUIRED   REALIZED         YEAR-END (#)              FISCAL YEAR-END ($)
NAME                           ON EXERCISE (#)    ($)(1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
----                           ---------------   --------   -------------------------   ----------------------------
Joel S. Marcus...............          --             --           93,334/46,666              1,102,508/551,242
James H. Richardson..........          --             --           53,334/26,666                373,338/186,662
Peter J. Nelson..............          --             --           40,000/20,000                472,500/236,250
Vincent R. Ciruzzi...........       5,000         46,437           25,000/15,000                295,312/177,188
Lynn A. Shapiro..............          --             --           16,667/33,333                            0/0
Steven A. Stone..............      35,000        334,188                 5,000/0                       59,063/0

------------------------

(1) The value realized is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing sale price of the Common Stock on the NYSE on the date of exercise and (ii) the option exercise price.

(2) The value of unexercised in-the-money options is calculated by multiplying
    (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Common Stock on the NYSE at December 31, 1999 and (ii) the option exercise price.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with each of Messrs. Marcus, Richardson, Nelson and Ciruzzi, and a Severance Agreement with Ms. Shapiro. Mr. Marcus' employment agreement, which was amended as of March 28, 1997, provides that he will serve as the Company's Chief Executive Officer through December 31, 2000, with a base salary of $350,000 per year, or such higher amount as may from time to time be determined by the Board. Mr. Marcus' employment agreement also provides for automatic one-year extensions until either Mr. Marcus or the Company notifies the other that such party does not wish to extend the agreement.

    The employment agreements with each of Messrs. Richardson, Nelson and Ciruzzi became effective on July 31, 1997, January 1, 1998 and January 1, 1998, respectively. Each of the employment agreements initially provided for a term ending on December 31, 1998, in each case with a provision for automatic one-year extensions until either the executive or the Company notifies the other that such party does not wish to extend the agreement. In each case, the term has been automatically extended pursuant to these provisions, and each of the employment agreements now provides for a term ending on December 31, 2000. Messrs. Richardson, Nelson and Ciruzzi are currently paid base salaries of $275,000, $225,000 and $140,000 per year, respectively, and may be paid such higher amount as may from time to time be determined by the Board. In addition, such agreements provide for discretionary annual bonuses.

    The employment agreements with each of Messrs. Marcus, Richardson, Nelson and Ciruzzi also provide for standard employee benefits, including, without limitation, participation in the Company's pension, welfare and stock incentive plans, to the extent the Company maintains any such plans. In addition, the employment agreements with each of Messrs. Marcus, Richardson and Nelson provide that the Company will maintain term life insurance on the life of each executive, payable to their respective beneficiaries, for his benefit, in the aggregate amount of $1 million.

    Each of the employment agreements with Messrs. Marcus, Richardson and Nelson provides that if the Company terminates the executive's employment without "cause" or if the executive terminates his employment for "good reason" (each as defined in the employment agreements), or, in the case of Mr. Marcus, in the event of his death or permanent disability, then such executive shall be entitled to receive a severance payment ("Severance Payment") equal to the sum of his base salary otherwise payable during the remainder of the term of his agreement (the "Severance Period"), plus, for each full year remaining in the Severance Period, the average of the annual bonuses earned by the executive in the two years immediately preceding the date of termination or, if there are less than two years preceding such date, the immediately preceding annual bonus earned (the "Average Bonus"). For purposes of Mr. Marcus' severance payment, the Average Bonus shall be no less than 50% of his base salary. In the case of Messrs. Richardson and Nelson, the Severance Payment is payable in a lump sum, and in the case of Mr. Marcus, it is payable in monthly installments (except that portion of the Severance Payment that represents the executive's bonus will be payable on the dates such amounts would have been paid had such executive continued in the Company's employment).

    If any of Messrs. Marcus, Richardson or Nelson terminates his employment for "good reason" following a "change in control" (as defined in the respective agreement), then such executive shall be entitled to receive a lump sum Severance Payment equal to three times the sum of his base salary otherwise payable during the remaining term of the agreement, plus the Average Bonus. In addition, if Mr. Marcus' employment is terminated in connection with a dissolution of the Company under certain specified circumstances, he is entitled to receive a Severance Payment equal to his base salary then in effect, plus his Average Bonus, for a period of one year following the date of his termination.

    In the event that any of Messrs. Marcus, Richardson or Nelson is entitled to any Severance Payment, he will also be entitled to full and immediate vesting of all awards granted under any of the Company's stock option or incentive compensation plans and, in the case of Mr. Marcus, continued participation throughout the Severance Period in all employee welfare and pension benefits plans. In addition, in the event that amounts payable to any such executive are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will provide such executive with a tax "gross up" payment in an amount sufficient to offset the effects of such excise tax.

    Mr. Ciruzzi's employment agreement provides that if he is terminated by the Company for any reason other than for "cause" (as defined in the agreement), he will receive a Severance Payment, payable in monthly installments, equal to seven and one-half months of his base salary. Ms. Shapiro's Severance Agreement, effective January 1, 1999, provides that if she is terminated by the Company other than for "cause" (as defined in the agreement), she will receive a Severance Payment, payable in semi-monthly installments, equal to nine months of her base salary; provided that if such termination occurs within six months following a "change in control" (as defined in the agreement), the Severance Payment will be paid in a lump sum, and Ms. Shapiro will be entitled to full and immediate vesting of any options to purchase shares of the Common Stock.

    The agreements with each of Messrs. Marcus, Richardson, Nelson and Ciruzzi and Ms. Shapiro also provide that during the term of employment, and the period, if any, during which such executive is entitled to receive Severance Payments, such executive will not engage in any activity competitive with the business of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The following is the report of the Compensation Committee to the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for the 1999 Fiscal Year.

COMPENSATION PHILOSOPHY:

    The Company's compensation program is designed to offer executive officers competitive compensation based on the Company's performance, its unique niche, strategy and execution and on the individual's contribution, performance and leadership. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

    The three main components in the Company's executive compensation program are:

    - Base Salary

    - Incentive Bonus

    - Stock Incentives

    BASE SALARY. The salaries of Messrs. Marcus, Richardson, Nelson and Ciruzzi are established by their respective employment agreements with the Company and are modified as determined by the Compensation Committee. The salaries of the other executive officers, including Ms. Shapiro, are determined annually by the Compensation Committee with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. In general, the Company seeks to set executive compensation levels that are competitive and take into account the unique niche of the Company as well as reflect its performance.

    INCENTIVE BONUS. Annual incentive bonuses for executive officers, if any, are intended to reflect the Compensation Committee's belief that a portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

    STOCK INCENTIVES. From time to time, the Company grants restricted stock, stock options and other incentives (the "stock incentives"), as appropriate, as long-term incentives to reward, retain and motivate executive officers. The Compensation Committee, which has responsibility for making grants of stock incentives under the 1997 Incentive Plan, as amended, believes that stock incentives provide an incentive that focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. For example, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, which provides value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefitted. Generally, stock options granted to executive officers vest ratably over a three-year period, and optionees must be employed by the Company at the time of vesting in order to exercise the options. The stockholders of the Company are being requested to consider and approve an increase in the percentage of the number of shares (subject to the current maximum limitation on the number of shares) reserved for issuance under the Company's 1997 Incentive Plan, as amended, in order to preserve the Company's ability to use stock incentives to reward and retain quality executive officers.

EMPLOYMENT CONTRACTS

    The Company offers employment contracts to key executives only when it is in the best interest of the Company and its stockholders to attract, retain and motivate such key executives and to ensure continuity and stability of management.

COMPENSATION OF CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVES

    The Compensation Committee increased Mr. Marcus' salary during the 1999 Fiscal Year by 27.3%. The increase reflected the Compensation Committee's assessment of his performance in light of the Company's performance in the prior fiscal year and Mr. Marcus' service to the Company. Salary increases for other senior executives effected during the 1999 Fiscal Year ranged from 0% to 33.3% and were based on similar considerations, including individual performance, position, tenure, experience, leadership and competitive data in compensation surveys.

    Mr. Marcus and the other named executive officers in good standing may receive a discretionary annual bonus as determined by the Compensation Committee. In determining the amounts of such bonuses, the Compensation Committee considers the individual performance of each executive and the performance of the Company. As of the Record Date, the Committee had not yet determined discretionary bonus amounts, if any, based upon the 1999 Fiscal Year performance.

SECTION 162(M) POLICY:

    Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "performance-based compensation." Awards granted under the 1997 Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and the Company will continue to monitor the applicability of
Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible on account of Section 162(m). If the proposed amendment to the 1997 Incentive Plan set forth in Proposal Number Three is adopted and approved by the stockholders of the Company, the 1997 Incentive Plan, as amended, will be in compliance with the requirements of Section 162(m) for "performance-based compensation."

    THE COMPENSATION COMMITTEE REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE
                                          Richard B. Jennings
                                          Anthony M. Solomon
                                          Alan G. Walton

                               PERFORMANCE GRAPH:

    The following graph compares the annual cumulative total stockholder return on the Common Stock from May 28, 1997, the first day the Common Stock was traded on the NYSE, through December 31, 1999, to the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Equity REIT Total Return Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT Index"). The graph assumes an investment of $100 in the Common Stock and each of the indices on May 28, 1997, and that all dividends were reinvested. The NAREIT Index for May 1997 was prorated to adjust for the partial month. The return shown on the graph is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   ALEXANDRIA REAL ESTATE EQUITIES, INC.  S&P 500 INDEX  NAREIT INDEX
May 28, 1997                                      $100.0         $100.0        $100.0
December 31, 1997                                 $158.7         $115.7        $119.6
December 31, 1998                                 $163.6         $148.8         $98.7
December 31, 1999                                 $177.2         $180.0         $94.1

INDEX                              MAY 28, 1997   DECEMBER 31, 1997   DECEMBER 31, 1998   DECEMBER 31, 1999
-----                              ------------   -----------------   -----------------   -----------------
Alexandria Real Estate Equities,
  Inc............................       100             158.7               163.6               177.2
S&P 500 Index....................       100             115.7               148.8               180.0
NAREIT Index.....................       100             119.6                98.7                94.1

    THE STOCK PRICE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each of the Company's directors, (ii) each of the Named Executive Officers, (iii) all directors and officers as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company's directors, executive officers and principal stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                NUMBER OF SHARES
                                                               BENEFICIALLY OWNED
                                                              --------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                        NUMBER     PERCENT
------------------------------------------------------------  ---------     ----
Joel S. Marcus(2)...........................................    254,901        *
James H. Richardson(3)......................................     79,334        *
Peter J. Nelson(4)..........................................     63,097        *
Steven A. Stone.............................................     76,431        *
Vincent R. Ciruzzi(5).......................................     22,699        *
Lynn A. Shapiro(6)..........................................     16,667        *
Jerry M. Sudarsky(7)........................................    140,214        *
Richard B. Jennings(8)......................................      9,500        *
Viren Mehta(9)..............................................     22,625        *
David M. Petrone(10)........................................     25,691        *
Anthony M. Solomon(11)......................................     23,625        *
Alan G. Walton(12)..........................................      9,500        *
Executive officers and directors as a group (12
  persons)(13)..............................................    744,284      5.4
Health Science Properties Holding Corporation Liquidating
  Trust ("Holdings Trust")(14)..............................    172,070      1.2
Capital Growth Management Limited Partnership(15)...........  1,327,700      9.6
FMR Corp.(16)...............................................  1,245,800      9.0
Lend Lease Rosen Real Estate Securities LLC(17).............  1,030,625      7.5
Franklin Resources, Inc.(18)................................    988,280      7.2
Davis Selected Advisors, L.P.(19)...........................    758,000      5.5

------------------------

   * less than 1%.

 (1) Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 135 N. Los Robles Avenue, Suite 250, Pasadena, CA 91101.

 (2) Includes 42,867 shares held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee, and 83,334 shares subject to currently exercisable stock options. Excludes 10,458 shares held by Holdings Trust, which may be deemed to be beneficially owned by Mr. Marcus, and 46,666 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 14, 2000.

 (3) Includes 53,334 shares subject to currently exercisable stock options and excludes 26,666 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 14, 2000.

 (4) Includes 40,000 shares subject to currently exercisable stock options and excludes 20,000 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 14, 2000.

 (5) Includes 15,000 shares subject to currently exercisable stock options and excludes 15,000 shares subject to stock options that are not currently exercisable and will not become exercisable with 60 days of March 14, 2000.

 (6) Includes 16,667 shares subject to currently exercisable stock options and excludes 33,333 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 14, 2000.

 (7) Includes 117,714 shares held by the Jerry M. and Mildred Sudarsky 1979 Revocable Trust, of which Mr. Sudarsky is the trustee, and 22,500 shares subject to currently exercisable stock options. Excludes 17,898 shares held by Holdings Trust, which may be deemed to be beneficially owned by Mr. Sudarsky.

 (8) Includes 7,500 shares subject to currently exercisable stock options.

 (9) Includes 12,500 shares subject to currently exercisable stock options. Excludes 789 shares held by Holdings Trust, which may be deemed to be beneficially owned by Mr. Mehta.

 (10) Includes 66 shares held by Mr. Petrone's spouse, which may be deemed to be beneficially owned by Mr. Petrone, and 7,500 shares subject to currently exercisable stock options. Excludes 789 shares held by Holdings Trust, which may be deemed to be beneficially owned by Mr. Petrone.

 (11) Includes 12,500 shares subject to currently exercisable stock options. Excludes 789 shares held by Holdings Trust, which may be deemed to be beneficially owned by Mr. Solomon.

 (12) Includes 7,500 shares subject to currently exercisable stock options.

 (13) See notes (2) through (12) above.

 (14) Each of Messrs. Sudarsky, Marcus, Mehta, Petrone and Solomon is a member of the board of directors and is a beneficiary of Holdings Trust. Each such individual may be deemed to be the beneficial owner of a portion of the shares of Common Stock held by Holdings Trust.

 (15) Share amount as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2000. Address: One International Place, Boston, Massachusetts, 02110. According to such Schedule 13G/A, Capital Growth Management Limited Partnership has sole voting power with respect to 712,400 shares and shared dispositive power with respect to all 1,327,700 shares and disclaims any beneficial interest in the shares.

 (16) Share amount as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2000. Address: 82 Devonshire Street, Boston, Massachusetts, 02109. According to such Schedule 13G/A, FMR Corp. has sole voting power with respect to 212,800 shares and sole dispositive power with respect to all 1,245,800 shares.

 (17) Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000. Address: 1995 University Avenue, Suite 550, Berkeley, California 94704. According to such Schedule 13G, Lend Lease Rosen Real Estate Securities LLC has sole voting power with respect to 893,275 shares and sole dispositive power with respect to all 1,030,625 shares

 (18) Share amount as reported on Schedule 13G/A filed with the Securities and Exchange Commission on January 18, 2000. Address: 777 Mariners Island Boulevard, San Mateo, California, 94404. According to such Schedule 13G/A, Franklin Resources, Inc. does not have any voting or dispositive power with respect to any of the shares and disclaims any economic interest or beneficial ownership in any of the shares.

 (19) Share amount as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2000. Address: 2949 East Elvira Road, Suite 101, Tuscon, Arizona 85706. According to such Schedule 13G/A, Davis Selected Advisors, L.P. has sole voting power and sole dispositive power with respect to all of the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file reports of beneficial ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission, the NYSE and the Company. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis. Based solely on its review of the copies of these reports received or written representations from these reporting persons that no Forms 5 or other reports were required for such persons, the Company believes that, during the 1999 Fiscal Year, all of such filing requirements under Section 16(a) were timely met, except that filings of certain Forms 4 were late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Holdings Trust has entered into a Reimbursement Agreement with the Company pursuant to which Holdings Trust has agreed to reimburse the Company for certain costs and expenses incurred by it on behalf of Holdings Trust. During 1999 Holdings, prior to its dissolution, and Holdings Trust paid the Company an aggregate of $166,000 pursuant to reimbursement agreements.

    In March 1999, the Company and Holdings completed a transaction pursuant to which Holdings delivered to the Company the 1,765,923 shares of Common Stock owned by Holdings in exchange for (i) the assumption by the Company of Holdings' obligations under a loan in the principal amount of approximately $3.1 million, and (ii) the issuance to Holdings of 1,620,527 new shares of Common Stock (which was computed by subtracting from the shares of Common Stock owned by Holdings a 2% transaction discount and a number of shares with an aggregate market value equal to the amount of the $3.1 million loan). In connection with this transaction, (i) a portion of the new shares, the entitlement to which was distributed to the Holdings Trust, will be held in an escrow account for up to two years to indemnify the Company against certain claims, (ii) stockholders of Holdings agreed to certain limitations on the transfer of any shares of the Common Stock received by them upon liquidation of Holdings, and (iii) Holdings stockholders were granted certain registration rights by the Company.

                      PROPOSAL NUMBER TWO--RATIFICATION OF
                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit Committee has selected, and the Board of Directors has approved, Ernst & Young LLP as the Company's independent public accountants for the Company's fiscal year ended December 31, 2000 (the "2000 Fiscal Year"). The Board of Directors also has directed that management submit the selection of independent public accountants for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's consolidated financial statements since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent public accountants is not required by the Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different public accounting firm at any time during the 2000 Fiscal Year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

    The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the 2000 Fiscal Year. Abstentions as to this proposal will have no effect on the outcome of the vote. The ratification of the

Company's independent public accountants is a routine matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER TWO.

                PROPOSAL NUMBER THREE--APPROVAL OF THE AMENDMENT
                           TO THE 1997 INCENTIVE PLAN

    The Board of Directors is proposing an amendment to the 1997 Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 10% of the number of shares of Common Stock outstanding at any time (up to a maximum of 3,000,000 shares of Common Stock) to 12% of the number of shares of Common Stock outstanding at any time (up to the same maximum of 3,000,000 shares of Common Stock). The 1997 Incentive Plan was adopted by the Board of Directors and approved by the Company's sole stockholder prior to the Company's initial public offering in June 1997. The 1997 Incentive Plan was subsequently amended by the Board of Directors in March 1998 and such amendment was approved by the Company's stockholders in May 1998.

    The Board of Directors believes that the availability of award grants under the 1997 Incentive Plan enhances the Company's ability to attract, retain and motivate the caliber of directors, officers and other employees necessary for the Company's future growth and success. As a result of prior grants of stock options under the 1997 Incentive Plan to directors, officers and other employees of the Company, the number of shares of Common Stock available for future grants has been reduced to 277,909 shares as of the Record Date. The Board of Directors has determined that this number is insufficient to maintain the 1997 Incentive Plan as an incentive device. The Board of Directors also believes that increasing the number of shares of Common Stock available will help the Company achieve its goals by keeping its incentive compensation program competitive with those of comparable companies. At the Annual Meeting the stockholders are being requested to (i) approve an amendment to the 1997 Incentive Plan to increase the number of shares reserved for issuance under the 1997 Incentive Plan to that number of shares equal to 12% of the number of shares of Common Stock outstanding at any time, PROVIDED THAT in no event shall the number of shares available for issuance under the 1997 Incentive Plan exceed 3,000,000 shares of Common Stock at any time; and (ii) qualify the 1997 Incentive Plan for purposes of Sections 162(m) and 422 of the Code.

    Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "performance-based compensation." Awards granted under the 1997 Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and the Company will continue to monitor the applicability of
Section 162(m) to its ongoing compensation arrangements. The Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible on account of Section 162(m). If the proposed amendment to the 1997 Incentive Plan set forth in Proposal Number Three is adopted and approved by the stockholders of the Company, the 1997 Incentive Plan, as amended, will be in compliance with the requirements of Section 162(m) for "performance-based compensation."

    The following paragraphs summarize the more significant features of the 1997 Incentive Plan. The summary is subject, in all respects, to the terms of the 1997 Incentive Plan, the full text of which, as proposed to be amended, is set forth in Exhibit A attached hereto. In Exhibit A, the materials that would be deleted from the plan pursuant to the proposed amendment are stricken through, and the material that would be added by such amendment are double underlined. If the amendment is not approved by the stockholders, the 1997 Incentive Plan will continue in effect under the present terms.

SUMMARY OF THE 1997 INCENTIVE PLAN

    The 1997 Incentive Plan is administered by the Compensation Committee of the Board of Directors and provides for the grant of incentive stock options intended to qualify as such under Section 422 of the Code, non-qualified stock options, stock appreciation rights and restricted stock to employees, officers, directors and independent contractors (including non-employee directors) of the Company; PROVIDED FURTHER, that incentive stock options may be granted only to employees of the Company. If the amendment is approved, the number of shares of Common Stock reserved for issuance thereunder will be equal to 12% of the number of shares of Common Stock outstanding at any time, PROVIDED THAT in no event shall the number of shares available for issuance under the plan exceed 3,000,000 shares of Common Stock at any time. The 1997 Incentive Plan provides that no more than 100% of the total shares available for grant may be awarded to a single individual in a single year. As of the Record Date, the Company had 43 full-time employees and six non-employee directors.

    The 1997 Incentive Plan permits the Compensation Committee to select eligible employees, officers, directors and independent contractors (including non-employee directors) of the Company to receive awards, to determine the type and number of awards to be granted and to determine the terms, conditions, restrictions and performance criteria relating to any award. As of the Record Date, the Company had granted options to officers, non-employee directors and certain employees of the Company under the 1997 Incentive Plan with respect to an aggregate of 991,333 shares of Common Stock. Such options that have been granted to non-employee directors are exercisable immediately, and those that have been granted to all others are exercisable ratably over a three-year period beginning one year after the grant date. None of the options so granted is exercisable more than ten years after the grant date. In addition, the Company had granted restricted awards to officers, non-employee directors and certain employees of the Company under the 1997 Incentive Plan with respect to an aggregate of 109,600 shares of Common Stock.

    The purchase price for shares issued to an optionee upon exercise of an option is the price determined by the Compensation Committee at the time of grant; PROVIDED, that with respect to incentive stock options, such price may not be less than the Fair Market Value (as defined in the 1997 Incentive Plan) of the Common Stock on the grant date. The exercise price may be paid in cash or, subject to approval by the Compensation Committee, by an exchange of Common Stock previously owned by the optionee, or a combination of both. The Compensation Committee also has the authority to make loans to grantees under the 1997 Incentive Plan to enable such grantees to purchase shares of Common Stock in connection with the realization of awards made thereunder.

    Unless otherwise provided in the agreement evidencing an award under the 1997 Incentive Plan, an option granted thereunder may not be exercised unless the grantee is employed by or maintains an independent contractor relationship with the Company (including serving on the Board of Directors). In the event of a Change of Control (as defined in the 1997 Incentive Plan), all awards under the plan will become fully vested and exercisable, and any loans made thereunder will be forgiven.

    The 1997 Incentive Plan may be altered, amended, suspended or terminated at any time and from time to time by the Board of Directors. If the Compensation Committee determines that stockholder approval of an amendment is necessary in order for the plan to comply or to continue to comply with applicable law, such amendment shall not become effective until the Company has received the requisite stockholder vote. No amendment may affect a grantee's outstanding award under the plan, however, without such grantee's consent.

CERTAIN FEDERAL INCOME TAX EFFECTS

    The following discussion is for general information only and is based on the U.S. Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to individual plan participants. Moreover, this summary does not address specific state, local or foreign tax consequences. This summary assumes that Common Stock acquired under the 1997 Incentive Plan will be held as a "capital asset" (generally, property held for investment) under the Code.

NONQUALIFIED STOCK OPTIONS

    A participant will generally not be subject to Federal income taxation upon the grant of a nonqualified stock option ("NSO"). Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares acquired upon exercise of an NSO (or upon untimely exercise of an incentive stock option as discussed below) are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as capital gain or loss.

INCENTIVE STOCK OPTIONS

    A participant is generally not subject to Federal income taxation upon the grant of an incentive stock option ("ISO") or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See "Certain Federal Income Tax Effects--Nonqualified Stock Options.")

    If stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a "disqualifying disposition," recognize a capital gain or loss equal to the difference between the amount realized upon such sale and the option exercise price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of such stock by the participant. If, however, a participant disposes of stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain recognized by the participant will be subject to tax as capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

    The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option exercise price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

EXERCISE WITH SHARES

    According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of Common Stock already owned by him will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NSOs. (See "Certain Federal Income Tax Effects--Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) participants will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the amount of income recognized, and (c) the holding period for such additional shares will commence after the date of receipt.

    The Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of corporation stock. If the shares surrendered in payment of the exercise price of an ISO are "statutory option stock" (including stock acquired pursuant to the exercise of an ISO) and if the surrender constitutes a "disqualifying disposition" (as would be the case, for example, if, in satisfaction of the option exercise price, the Company withholds shares which would otherwise be delivered to the participant), any gain realized on such transfer will be taxable to the participant, as discussed above. Otherwise, when shares of the Common Stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins after the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

STOCK APPRECIATION RIGHTS

    A grant of stock appreciation rights ("SARs") has no Federal income tax consequences at the time of such grant. Upon the exercise of SARs, the amount of any cash and the fair market value as of the date of exercise of any shares of Common Stock received is taxable to the participant as ordinary income. The Company will generally be entitled to a deduction at the same time and equal to the amount included in the participant's income. Upon the sale of the shares acquired by the exercise of SARs, participants will recognize capital gain or loss (assuming such stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the date that governs the determination of his ordinary income.

RESTRICTED AWARDS

    In the case of a restricted award, a participant generally will not be subject to Federal income tax upon the grant of such an award, but, rather, the participant will recognize ordinary income in an amount equal to (i) the fair market value of the Common Stock at the time the shares become transferable or are otherwise no longer subject to a substantial risk of forfeiture (as defined in the Code), minus (ii) the price, if any, paid by the participant to purchase such stock. The Company will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income. However, a participant may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse. The Company will be entitled to a tax deduction at the time when, and to the extent that, income is recognized by the participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

CAPITAL GAIN

    Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares held for more than 12 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized from the sale of shares held for 12 months or less will be subject to tax at ordinary income rates.

NEW PLAN BENEFITS

    It is not possible to determine at this time the future awards that will be granted under the 1997 Incentive Plan if it is approved by stockholders, and no awards made under the 1997 Incentive Plan prior to the date of the annual meeting have been made subject to such approval.

VOTE REQUIRED

    The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required to approve the proposed amendment to the 1997 Incentive Plan for purposes of Section 422 and 162(m) of the Code. Abstentions and broker non-votes as to this proposal will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER THREE.

                             STOCKHOLDER PROPOSALS

    Subject to Securities and Exchange Commission regulations, proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than November 29, 2000 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Laurie A. Allen
                                          SECRETARY

Pasadena, California
March 29, 2000

                                                                       EXHIBIT A

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
                              AMENDED AND RESTATED
                      1997 STOCK AWARD AND INCENTIVE PLAN

As approved by the Stockholders
of the Company on <#>[May 15, 1998]</#>[April 28, 2000]

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
                              AMENDED AND RESTATED
                      1997 STOCK AWARD AND INCENTIVE PLAN

SECTION                                                         PAGE
-------                                                         ----
1.  Purpose; Types of Awards; Construction..................    A-1

2.  Definitions.............................................    A-1

3.  Administration..........................................    A-4

4.  Eligibility.............................................    A-5

5.  Stock Subject to the Plan...............................    A-5

6.  Specific Terms of Awards................................    A-5

7.  Change of Control Provisions............................    A-8

8.  Loan Provisions.........................................    A-8

9.  General Provisions......................................    A-8

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
                              AMENDED AND RESTATED
                      1997 STOCK AWARD AND INCENTIVE PLAN

    1.  PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

    The purpose of the Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan (the "Plan") is to afford an incentive to selected officers, employees and independent contractors (including non-employee directors) of Alexandria Real Estate Equities, Inc. (the "Company"), or any Subsidiary or Affiliate that now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or independent contractors (including non-employee directors), as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. Pursuant to
Section 6 of the Plan, there may be granted Options (including "incentive stock options" and "nonqualified stock options"), Stock Appreciation Rights, Restricted Stock, and Other Stock-Based Awards or Other Cash-Based Awards. The Plan also provides the authority to make loans to purchase shares of Stock. From and after the consummation of the Initial Public Offering, the Plan is designed to comply with the requirements of Regulation G (12 C.F.R. Section207) regarding the purchase of shares on margin, the requirements for "performance-based compensation" under Section 162(m) of the Code and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

    2.  DEFINITIONS.

        2.1 For purposes of the Plan, the following terms shall be defined as set forth below:

           (a) "Affiliate" means any entity if, at the time of granting of an Award or a Loan, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

           (b) "Award" means any Option, SAR, Restricted Stock, or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

           (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

           (d) "Beneficiary" means the person, persons, trust or trusts that have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

           (e) "Board" means the Board of Directors of the Company.

           (f) "Change of Control" shall mean the occurrence of any of the following events:

               (i) Any Person (as such term is used in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (E) a person or group as used in Rule 13d-1(b) under the Exchange Act) that is or becomes the Beneficial

           Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

               (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

               (iii) There is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least seventy-five percent (75%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

               (iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least seventy-five (75%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

           (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           (h) "Committee" means the Board or the committee designated or established by the Board to administer the Plan from and after the consummation of the Initial Public Offering, the composition of which shall at all times satisfy the provisions of Rule 16b-3. With respect to the period prior to consummation of the Initial Public Offering, references to the "Committee" shall be deemed to refer to the Board or to the Compensation Committee of the Board.

           (i) "Company" means Alexandria Real Estate Equities, Inc., a corporation organized under the laws of the State of Maryland, or any successor corporation.

           (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

           (k) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and ask prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or
       (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

           (l) "Grantee" means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award or Loan under the Plan.

           (m) "Initial Public Offering" shall mean the initial public offering of shares of Stock of the Company, as more fully described in the Registration Statement on Form S-11 filed with the Securities and Exchange Commission on March 18, 1997, as such Registration Statement may be amended from time to time.

           (n) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

           (o) "Loan" means the proceeds from the Company borrowed by a Plan participant under Section 8 of the Plan.

           (p) "Non-Employee Director" means any director who is not an employee of the Company or any of its subsidiaries or affiliates. For purposes of this Plan, such non-employee director shall be treated as an independent contractor.

           (q) "Nonqualified Stock Option" or "NQSO" means any Option that is designated as a nonqualified stock option.

           (r) "Option" means a right, granted to a Grantee under Section 6.2, to purchase shares of Stock. An Option may be either an ISO or an NQSO; provided that ISOs may be granted only to employees of the Company or of a Subsidiary.

           (s) "Other Cash-Based Award" means cash awarded to a Grantee under
       Section 6.6, including cash awarded as a bonus or upon the attainment of specified performance objectives or otherwise as permitted under the Plan.

           (t) "Other Stock-Based Award" means a right or other interest granted to a Grantee under Section 6.6 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance objectives or otherwise as permitted under the Plan and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

           (u) "Plan" means this Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan, as amended from time to time.

           (v) "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6.4 that may be subject to certain restrictions and to a risk of forfeiture.

           (w) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

           (x) "Securities Act" means the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by the regulations, rulings and cases.

           (y) "Stock" means shares of the common stock, par value $.01 per share, of the Company.

           (z) "Stock Appreciation Right" or "SAR" means the right, granted to a Grantee under Section 6.3, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

           (aa) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    3.  ADMINISTRATION.

    The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan including, without limitation, the authority to grant Awards and make Loans; to determine the persons to whom and the time or times at which Awards shall be granted and Loans shall be made; to determine the type and number of Awards to be granted and the amount of any Loan, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award or Loan; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards and Loans in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements and any promissory note or agreement related to any Loan (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

    The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

    No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted or Loan made hereunder.

    4.  ELIGIBILITY.

    Subject to the provisions set forth below, Awards and Loans may be granted to selected employees, officers and independent contractors (including Non-Employee Directors) of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee; PROVIDED THAT ISOs may be granted only to employees of the Company or of a Subsidiary. In determining the persons to whom Awards and Loans shall be granted and the type (including the number of shares to be covered) of any Award or the amount of any Loan, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

    5.  STOCK SUBJECT TO THE PLAN.

    The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be, subject to adjustment as provided herein, that number of shares equal to <#>10%</#>12% of the number of shares of Stock outstanding at any time, PROVIDED THAT in no event shall the number of shares available for issuance under the Plan exceed 3,000,000 shares of Stock at any time. No more than 100% of the total shares available for grant may be awarded to a single individual in a single year. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; PROVIDED THAT, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock with respect to which dividends have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also forfeited, cancelled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or awards, such related Awards or awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (a) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (b) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (c) the exercise price, grant price, or purchase price relating to any Award; PROVIDED THAT, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

    6.  SPECIFIC TERMS OF AWARDS.

        6.1 GENERAL. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

        6.2 OPTIONS. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

           (a) TYPE OF AWARD. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

           (b) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; PROVIDED THAT, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or subject to the approval of the Committee, by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. Subject to the approval of the Committee, a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section220 or any successor thereof.

           (c) TERM AND EXERCISABILITY OF OPTIONS. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; PROVIDED THAT, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

           (d) TERMINATION OF EMPLOYMENT, ETC. An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or Subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies); PROVIDED THAT ISOs may be granted only to employees of the Company or of a Subsidiary, and may not be exercised unless the Grantee has remained continuously so employed, or has continuously maintained such relationship, since the date of grant of the Option; PROVIDED THAT, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

           (e) OTHER PROVISIONS. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law, including but not limited to the requirements respecting ISOs set forth in Section 422 of the Code.

        6.3 SARS. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

           (a) IN GENERAL. Unless the Committee determines otherwise, (i) an SAR granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (ii) an SAR granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

           (b) SARS. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of one share of Stock underlying the Option, and which in the case of any other SAR shall be such price as the Committee may determine).

        6.4 RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

           (a) ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual or Company-wide performance goals or earnings per share. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

           (b) FORFEITURE. Upon termination of employment with or service to the Company and any Subsidiary, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; PROVIDED THAT, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

           (c) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

           (d) DIVIDENDS. Dividends paid on Restricted Stock shall either be paid at the dividend payment date, or be deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

        6.5 STOCK AWARDS IN LIEU OF CASH AWARDS. The Committee is authorized to grant Stock to Grantees as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

        6.6 OTHER STOCK-BASED OR CASH-BASED AWARDS. The Committee is authorized to grant to Grantees Other Stock-Based Awards or Other Cash-Based Awards alone or in addition to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates.

    The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter; PROVIDED, THAT performance objectives for each year shall be established by the Committee not later than the latest date permissible under Section 162(m) of the Code. Such performance objectives may be expressed in terms of one or more financial or other objective goals. Financial goals may be expressed, for example, in terms of earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets or total stockholder return. Other objective goals may include the attainment of various productivity and long-term growth objectives. Any criteria may be measured in absolute terms or as compared to another corporation or corporations. To the extent applicable, any such performance objective shall be determined (a) in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants or (b) so that a third party having knowledge of the relevant facts could determine whether such performance objective is met. Performance objectives shall include a threshold level of performance below which no Award payment shall be made, levels of performance above which specified percentages of target Awards shall be paid, and a maximum level of performance above which no additional Award shall be paid. Performance objectives established by the Committee may be (but need not be) different from year-to-year and different performance objectives may be applicable to different Grantees.

    7. CHANGE OF CONTROL PROVISIONS. The following provisions shall apply in the event of a Change of Control, unless otherwise determined by the Committee or the Board in writing at or after grant (including under any individual agreement), but prior to the occurrence of such Change of Control:

        7.1 any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested;

        7.2 the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved; and

        7.3 any indebtedness incurred pursuant to Section 8 of this Plan shall be forgiven and the collateral pledged in connection with any such Loan shall be released.

    8. LOAN PROVISIONS. Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations (including the requirements of Regulation G (12 C.F.R. Section207)), the Committee shall have the authority to make Loans to Grantees (on such terms and conditions as the Committee shall determine), to enable such Grantees to purchase shares in connection with the Initial Public Offering or otherwise in connection with the realization of Awards under the Plan. Loans shall be evidenced by a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

    9.  GENERAL PROVISIONS.

        9.1 EFFECTIVE DATE; APPROVAL BY STOCKHOLDERS. The Plan shall take effect upon its adoption by the Board (the "Effective Date"), but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein), shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve (12) months of the date the Plan is adopted by the Board. In the absence of such approval, such Awards shall be null and void. Notwithstanding the foregoing, the effectiveness of the Plan is conditioned upon the consummation of the Initial Public Offering, and shall be of no force and effect if the Initial Public Offering is not consummated.

        9.2 NONTRANSFERABILITY. Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

        9.3 NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any Award or Loan granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any Subsidiary or any Affiliate, or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or independent contractor relationship.

        9.4 TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority includes the authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

        9.5 AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; PROVIDED THAT, if the Committee determines that stockholder approval of an amendment is necessary and desirable in order for the Plan to comply or continue to comply with any applicable law, such amendment shall not be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award or Loan theretofore granted under the Plan.

        9.6 NO RIGHTS TO AWARDS OR LOANS; NO STOCKHOLDER RIGHTS. No Grantee shall have any claim to be granted any Award or Loan under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

        9.7 UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

        9.8 NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        9.9  REGULATIONS AND OTHER APPROVALS.

           (a) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

           (b) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

           (c) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

        9.10 GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

                             - Fold and Detach Here -


                        ALEXANDRIA REAL ESTATE EQUITIES, INC.
                      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), hereby appoints Jerry M. Sudarsky and Joel S. Marcus, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Friday, April 28, 2000 at 11:00 a.m. local time, at the Doubletree Hotel, Fountain Ballroom, 191 North Los Robles Avenue, Pasadena, California 91101, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                           - Fold and Detach Here -


/X/ PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. ELECTION OF DIRECTORS

FOR ALL NOMINEES / /

WITHHOLD AS TO ALL NOMINEES / /

NOMINEES:
Jerry M. Sudarsky,
Joel S. Marcus,
James H. Richardson,
Richard B. Jennings,
David M. Petrone,
Anthony M. Solomon
  and Alan G. Walton

FOR ALL NOMINEE(S) (Except as written below):

----------------------------------------------

2. Ratification of the selection of Ernst & Young LLP to serve as Company's independent public accountants for the fiscal year ending December 31, 2000.

                FOR  / /     AGAINST / /     ABSTAIN / /

3. Approval of the amendment to the Company's 1997 Stock Award and Incentive Plan to increase the number of shares of the Company's Common Stock, par value $.01 per share, available for issuance thereunder from that number of shares equal to 10% of the number of shares of Common Stock outstanding at any time to that number of shares equal to 12% of the number of shares of Common Stock outstanding at any time, PROVIDED that in no event shall the number of shares available for issuance under the Plan exceed 3,000,000 shares of Common Stock.

                FOR  / /     AGAINST / /     ABSTAIN / /

4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING / /

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.


---------------------------  -------------------------------  Dated _____, 2000
      Signature                Signature if held jointly

IMPORTANT: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer, signing for a corporation or other entity, please give full title under signature.